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                                                                 Exhibit 10.15.3

                                Exhibit 10.15.3
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                              RETENTION AGREEMENT



                                BY AND BETWEEN





                        DIALDATA S.A. INTERNET SYSTEMS



                                      AND



                       ANTONIO ALBERTO VALENTE TAVARES,





                         DATED AS OF DECEMBER 29, 1998


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

                              RETENTION AGREEMENT


By this private instrument, on one side, Dialdata S.A Internet Systems, a sociedade anonima, with its registered office at Rua Bandeira Paulista, 716, 1st floor, in the City of Sao Paulo, State of Sao Paulo, enrolled with the General Taxpayers' Roll of the Ministry of Finance (CGC/MF) under No. 69,286,540/0001-80, herein represented by its undersigned Officers, hereinafter referred to as RETAINER and, on the other side, Mr. Antonio Alberto Valente Tavares, Portuguese citizen, married, businessman, resident at Alameda Diamante, 454, in the City of Santana do Parnaiba, State of Sao Paulo, bearer of Brazilian Identity Card RNE No. W583,350-Q and enrolled with the Individual Taxpayers' Roll of the Ministry of Finance (CPF/MF) under No. 429,270,997-15, hereinafter simply referred to as OFFICER;

WHEREAS, pursuant to the terms and provisions of the Purchase Agreement dated as of December 29, 1998, V-I-A Internet Brasil Holdings Ltda. ("V-I-A Brazil") is purchasing from the OFFICER and other shareholders of RETAINER a portion of the common shares that they own in RETAINER's capital stock and also subscribing common shares of RETAINER's capital stock;

WHEREAS, the OFFICER was appointed Chief Executive Officer of RETAINER, pursuant to resolution of the General Shareholders' Meeting of RETAINER held on the date hereof;

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:


SECTION 01.     The OFFICER is hired to render services to RETAINER in
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the capacity of Chief Executive Officer, pursuant to RETAINER's Bylaws. The
OFFICER shall thus perform, on an exclusive basis, the duties of Chief Executive Officer and shall comply with the tasks compatible with such duties, abiding by the principles and guidelines set forth in the Brazilian Corporation Law (Law No. 6,404/76, as amended), in RETAINER's Bylaws and established by the General Shareholders' Meetings of RETAINER held from time to time.

                                       2
                 [Retention Agreement Chief Executive Officer]
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     Sole Paragraph.    As set forth in the Bylaws of RETAINER, the OFFICER
shall be responsible for overall operations and strategic planning of RETAINER, as well as marketing and sales operations of RETAINER


SECTION 02.     The OFFICER is retained by RETAINER for a two (2) year period as
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of the date hereof, in accordance with the General Shareholders' Meeting of even date, renewable by mutual agreement of the parties.


     First Paragraph.   The OFFICER may resign at any time from his position of
Chief Executive Officer, provided that a ten (10) day prior written notice is forwarded to RETAINER to that effect.


     Second Paragraph. The shareholders may at any time replace the OFFICER or declare his position vacant at any RETAINER's Shareholders' Meeting, duly convened and in accordance with the requirements of the Brazilian Corporation Law. The OFFICER shall be advised of his replacement or his dismissal by means of written notice given to that effect, provided that for all purposes, including those of Section 04 below, the replacement shall be considered effective as of the date of the Shareholders' Meeting at which decision on such replacement is made.


SECTION 03.     The OFFICER, in consideration of the services hereby agreed
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upon, shall be entitled to an annual compensation of one hundred seventy two thousand five hundred reais (R$ 172,500.00), payable in twelve (12) installments of fourteen thousand three hundred seventy-five reais (R$ 14,375.00) each.


     First Paragraph.   The OFFICER shall further be entitled to a thirty (30)
day vacation period every twelve (12) month period, without any increase or reduction of the compensation set forth in this Section.


     Second Paragraph. The OFFICER shall be eligible for an annual bonus of up to sixty per cent (60%) of his annual compensation as set forth in this Section
03. The bonus award shall be granted at discretion of the Ordinary General Shareholders' Meeting of RETAINER and depend upon the OFFICER's overall performance of his duties hereunder during the term of this Agreement, as per goals and

                                       3
                 [Retention Agreement Chief Executive Officer]
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objectives attained in compliance with those established by the General
Shareholders' Meeting.


SECTION 04.     The OFFICER shall be entitled to the compensation set forth in
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Section 03 above and to the amounts corresponding to the benefits provided for in its second paragraph, in each case calculated pro rata temporis, if, for any reason whatsoever pursuant to such Section 02, he ceases to be the Chief Executive Officer of RETAINER. Such payments shall be made by RETAINER to the OFFICER within 10 (ten) days as from the date on which his resignation notice is received by RETAINER or that of the Shareholders' Meeting at which his replacement is decided, as the case may be.


     Sole Paragraph.    The Officer shall be entitled to the annual bonus
provided for in the Second Paragraph of Section 03 above in case a favorable resolution in this direction is taken by the Ordinary Shareholders' Meeting, even if this Agreement is terminated during the period between the date of such resolution and the termination hereof.


SECTION 05.     The OFFICER hereby undertakes not to render services of any
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type related to the object of this Agreement or the activities of RETAINER to third parties, except if RETAINER agrees, in writing, with such rendering of services.


SECTION 06.     The OFFICER shall be liable for any acts or decisions that
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violate the provisions of the applicable Brazilian legislation, RETAINER's
Bylaws, the resolutions taken at the Shareholders' Meetings of RETAINER and this Agreement.


SECTION 07.     The OFFICER agrees that all the business, technical, financial,
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personnel and other information related to present or future businesses of
RETAINER, of related or holding companies thereof, or holding companies, subsidiaries, affiliates or companies subject to the common control of any of them ("Related Companies") are valuable trade secrets and confidential information of RETAINER.

                                       4
                 [Retention Agreement Chief Executive Officer]
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     For the purpose of this agreement, the term "trade secrets and confidential information" shall also include, without limitation, operating processes, software and computer files related to RETAINER, or Related Companies, and to the business and prospects and strategies thereof, and information such as sales and pricing data and procedures, client lists, business plans and marketing, research and development plans, present and future, as well as the financial statements thereof, and confidential information delivered to RETAINER or Related Companies by the respective clients, suppliers, or agents thereof.

     The following information is also considered as "trade secrets and confidential information": (This list includes but does not exclude other examples).

(a) Any information related to the particular clients, members/participants, businessmen or groups of RETAINER or Related Companies.

(b) Any information related to pricing, new products, promotions, sales strategies, or marketing information.

(c)  All training material, oral or written.

(d)  Any information on products, sales techniques or methods.

(e) Financial information of any kind and nature relating to RETAINER or Related Companies.

(f) Group or Trader Information, notwithstanding it source of origin, i.e., telephone directory, social connection, or newspapers, after the group, person or trader engages in a relationship with RETAINER or Related Companies.

(g)  Any information related to software and computer systems.

(h) Any information relating to the business or corporate development strategies of RETAINER or Related Companies.

     The OFFICER agrees to keep confidential all trade secrets and confidential information for the benefit of RETAINER and he shall not use nor disclose any of such information for any purpose other than RETAINER's business.

                                       5
                 [Retention Agreement Chief Executive Officer]
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SECTION 08.     The OFFICER hereby acknowledges that all registrations, reports,
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notes, compilations and other processed materials, as well as the respective copies or reproductions, in connection with the operations, activities or businesses of RETAINER, its controlled companies, affiliates and subsidiaries, made or received by the OFFICER during the validity of this Agreement with RETAINER are and shall be exclusively owned by the latter, and the OFFICER shall keep those materials always under his safekeeping and control and, upon termination of his term of office, such materials shall be promptly returned to RETAINER.


SECTION 09.     From the date hereof until eighteen (18) months following the
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date on which the OFFICER ceases to be an officer of RETAINER (the "Restriction
Period"), neither OFFICER, nor any of his relatives up to second degree or any entity with respect to which OFFICER, directly or indirectly, individually or collectively, owns more than (thirty percent) 30% of the total voting securities or other ownership interests (each a "Subsidiary"), shall:

     (a)   directly, or indirectly through any other individual or Subsidiary:
(i) own, (ii) manage (as an employee, consultant or otherwise), (iii) operate,
(iv) render services to, (v) become interested in or associated with, (vi) join in, (vii) control (by virtue of ownership of voting securities, contract or otherwise), (viii) participate in, or (ix) otherwise carry on any Competing Business as hereinafter defined. For purposes of this Agreement, a "Competing Business" shall include any entity, person, individual or business other than RETAINER engaged in the activity of providing internet connectivity and value added services, including, but not limited to, internet access, domain registration, web hosting, web site management, intranet, extranet, electronic commerce and virtual private network services in Brazil;

     (b) directly, or indirectly through any other individual or Subsidiary, enter into any employment agreement or contractual relationship of any nature with or related to any Competing Business, except with any entity of RETAINER;

     (c) directly, or indirectly through any other individual or Subsidiary, solicit, entice, persuade or induce any Employee, as hereinafter defined, to:
(i) terminate or refrain from renewing or extending his or her employment with RETAINER; or (ii) enter into any contractual relationship with any Competing Business. For purposes of this Agreement, "Employee" shall mean and include all persons employed by Dialdata on the date hereof or at the time of taking of any of the actions prohibited by this Section 1(c);

                                       6
                 [Retention Agreement Chief Executive Officer]
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     (d)   directly, or indirectly through any other individual or Subsidiary, solicit, entice, or induce any Customer or Supplier, as hereinafter defined, to terminate, reduce or refrain from renewing or extending its contractual or other relationship with RETAINER, to become a customer of or to enter into any contractual or other relationship with any Competing Business. For purposes of this Agreement, "Customer" shall mean and include all individuals or entities that acquire services from RETAINER during the Restriction Period, and "Supplier" shall mean and include all entities from whom Dialdata purchased or leased services, goods or other supplies during the Restriction Period.


     Sole Paragraph.    In case of early termination of this Agreement by the
RETAINER the non competition obligation set forth in this Section may only be valid and in full force, if so requested by RETAINER and against monthly payment to the OFFICER in an amount equal to fifty (50%) percent of the balance of the base consideration (and not any bonus) set forth in Section 03, payable in monthly installments.


SECTION 10.     The OFFICER hereby represents that he is not under any
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confidentiality obligation or other commitments that may conflict with this
Agreement or which may limit or restrict in any way the scope of his activity or which is incompatible with the obligations assumed herein.


SECTION 11.     This agreement is irrevocable, binding upon the parties hereto,
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and may only be amended by written document signed and executed on the basis of mutual consent.


SECTION 12.     This Agreement shall supersede all other prior agreements,
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whether written or oral, in connection with the rendering of the services or the conditions herein set forth. This agreement does not amend or replace any other agreement made by and between the OFFICER, on one side, and V-I-A Brazil and/or its controlling quotaholders and/or RETAINER on the other side, including, but not limited to, shareholders' agreements and non-competition and confidentiality agreements, which shall be valid and continue in full force and effect for their respective period of validity.

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                 [Retention Agreement Chief Executive Officer]
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SECTION 13.     This Agreement is subject to specific performance as set forth
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in articles 642 et seq of the Brazilian Civil Code of Procedure.


SECTION 14.     The parties hereby elect the Courts sitting in the City of Sao
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Paulo, State of Sao Paulo to settle any disputes arising out of this agreement, with express waiver of any other however privileged.

                                  * * * * * *

                                       8
                 [Retention Agreement Chief Executive Officer]
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IN WITNESS WHEREOF, the parties hereto cause this Agreement in two counterparts of same content and for the same purpose, in the presence of the 2 (two) undersigned witnesses.


                           Sao Paulo, December 29, 1998.


                                   DIALDATA S.A. INTERNET SYSTEMS


                                   By:  /s/ Rubens Mau
                                       -------------------------------------
                                       Name: Rubens Mau
                                            --------------------------------
                                       Title: Chief Operation Officer
                                             -------------------------------


                                   By:  /s/ Joaquim Jose Rodrigues Torres
                                       -------------------------------------
                                        Name: Joaquim Jose Rodrigues Torres
                                             -------------------------------
                                        Title: Chief Technology Officer
                                              ------------------------------


                                   /s/ ANTONIO TAVARES
                                   -----------------------------------------
                                        ANTONIO ALBERTO VALENTE TAVARES



Witnesses:

1. /s/ DANILO MARQUES DIAS LOMBARDI
  ----------------------------------
Name:
CPF:

2. /s/ SERGIO BRONSTEIN
  ----------------------------------
Name:
CPF:

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                 [Retention Agreement Chief Executive Officer]